UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2009

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2009, Avanex Corporation, a Delaware corporation (“Avanex”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Bookham, Inc., a Delaware corporation (“Bookham”), and Ultraviolet Acquisition Sub, Inc. a Delaware corporation and a direct wholly-owned subsidiary of Bookham, by which Bookham has agreed to acquire Avanex (the “Merger”). The Merger Agreement has been unanimously approved by the Boards of Directors of both Avanex and Bookham.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Avanex will be converted into the right to receive 5.426 shares of common stock of Bookham. In addition, each outstanding option to purchase Avanex common stock will be converted at the Effective Time into an option to purchase Bookham common stock and will be assumed by Bookham, each outstanding Restricted Stock Unit (RSU) payable for Avanex common stock will be converted at the Effective Time into an RSU payable for Bookham common stock and will be assumed by Bookham, and each outstanding warrant to purchase Avanex common stock will be converted at the Effective Time into a warrant to purchase Bookham common stock and will be assumed by Bookham. No fractional shares of Bookham’s common stock will be issued as a result of the share exchange. At January 27, 2009, approximately 15,589,951 shares of Avanex common stock were outstanding; options to purchase 988,567 shares of Avanex common stock were outstanding; RSUs payable for 494,667 shares of Avanex common stock were outstanding; and warrants to purchase 673,225 shares of Avanex common stock were outstanding.

Consummation of the Merger is subject to several closing conditions, including the adoption of the Merger Agreement by the stockholders of Avanex, the approval by the stockholders of Bookham of the issuance of shares of Bookham common stock and of a Certificate of Amendment to Bookham’s Certificate of Incorporation in connection with the Merger, the absence of certain governmental restraints, and the effectiveness of a Form S-4 registration statement to be filed by Bookham. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights for both Avanex and Bookham, and provides that in certain specified circumstances, one party must pay the other party a termination fee of $1,640,000 (generally, in the event the Board of Directors of a party changes its recommendation that its stockholders approve the transaction, or in the event that a party terminates following the counter-party’s stockholders’ “no” vote, provided that (i) such termination was preceded by the public announcement of an alternative acquisition proposal for such counter-party and (ii) within 12 months following such termination, such counter-party consummates or enters into an agreement for an acquisition proposal). The Merger Agreement also provides for an expense payment of $1,000,000 if a party terminates the Merger Agreement following the counter-party’s stockholders’ “no” vote, which fee shall be credited against the payment described in the previous sentence, if any.

The Merger Agreement also provides that, immediately following the Effective Time, the Board of Directors of the combined companies shall be comprised of four (4) directors who currently serve on Bookham’s Board of Directors, as well as Giovanni Barbarossa (Avanex’s current Chief Executive Officer) and two (2) additional directors who currently serve on Avanex’s Board of Directors.

Concurrently with the execution of the Merger Agreement, Avanex entered into voting agreements (the “Avanex Voting Agreements”) with each of the directors and executive officers of Bookham, pursuant to which such directors and officers have agreed to vote their shares of Bookham common stock in favor of the issuance of shares of Bookham common stock in the Merger; such directors and executive officers hold shares representing approximately two percent (2%) of the shares of Bookham common stock outstanding on the date hereof. Also concurrently with the execution of the Merger Agreement, Bookham entered into voting agreements (the “Bookham Voting Agreements”) with each of the directors and executive officers of Avanex, pursuant to which such directors and officers have agreed to vote their shares of Avanex common stock in favor of the adoption of the Merger Agreement; such directors and executive officers hold shares representing less than two percent (2%) of the shares of Avanex common stock outstanding on the date hereof.

A copy of the Merger Agreement, a form of the Avanex Voting Agreements and a form of the Bookham Voting Agreements are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement, the Avanex Voting Agreements and the Bookham Voting Agreements are qualified in their entirety by reference to the full text of the Merger Agreement, the Avanex Voting Agreements and the Bookham Voting Agreements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Bookham and Avanex. In connection with the proposed transaction, Bookham and Avanex plan to file documents with the SEC, including the filing by Bookham of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Bookham and Avanex plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Bookham and Avanex are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Bookham and Avanex because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Bookham Investor Relations at (408) 404-5400 or Avanex Investor Relations at (510) 897-4188. Investors and security holders may obtain free copies of the documents filed with the SEC on Bookham’s website at www.bookham.com or Avanex’s website at www.avanex.com or the SEC’s website at www.sec.gov. Bookham, Avanex and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Bookham is also included in Bookham’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2008, and additional information regarding the directors and executive officers of Avanex is also included in Avanex’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 14, 2008, respectively.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with entering into the Merger Agreement, on January 27, 2009, Avanex and Computershare Trust Company, N.A., formerly known as Equiserve Trust Company, N.A. (the “Rights Agent”), executed an amendment (the “Amendment”) to the Preferred Stock Rights Agreement dated as of July 26, 2001, as amended on March 18, 2002, May 12, 2003, May 16, 2005 and March 6, 2006, between Avanex and the Rights Agent (the “Rights Agreement”). The Amendment renders the Rights (as defined in the Rights Agreement) inapplicable to the Merger and the other transactions contemplated by the Merger Agreement.

A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated January 27, 2009, by and among Bookham, Inc., Ultraviolet Acquisition Sub, Inc. and Avanex Corporation

4.1	Fifth Amendment to the Preferred Stock Rights Agreement, dated as of January 27, 2009 between Avanex Corporation and Computershare Trust Company, N.A., formerly known as EquiServe Trust Company, N.A.

99.1	Form of Avanex Voting Agreements

99.2	Form of Bookham Voting Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG
Mark Weinswig Vice President, Finance and Treasurer and Interim Chief Financial Officer

Date: January 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated January 27, 2009, by and among Bookham, Inc., Ultraviolet Acquisition Sub, Inc. and Avanex Corporation

4.1	Fifth Amendment to the Preferred Stock Rights Agreement, dated as of January 27, 2009 between Avanex Corporation and Computershare Trust Company, N.A., formerly known as EquiServe Trust Company, N.A.

99.1	Form of Avanex Voting Agreements

99.2	Form of Bookham Voting Agreements